Dryden Small-Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       December 21, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Dryden Small-Cap Core Equity Fund, Inc.
File No. 811-08167


Ladies and Gentlemen,

       Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Small-Cap Core Equity Fund, Inc. for the annual period ended October 31, 2007. The Form N-SAR was filed using the EDGAR system.


                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of December 2007.



Dryden Small-Cap Core Equity Fund, Inc.




Witness:  /s/ Floyd L. Hoelscher			By:  /s/ Jonathan D. Shain
           Floyd L. Hoelscher				Jonathan D. Shain
       							Assistant Secretary

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